UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2004

Waste Services, Inc.

(Successor registrant of Capital Environmental Resource Inc. now known as Waste Services (CA) Inc.)

Delaware (State or other jurisdiction of incorporation or organization)	000-25955 (Commission File Number)	01-0780204 (I.R.S. Employer Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8

(Address of principal executive offices and zip code)

(905) 319-1237

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment on Form 8-K/A (“Amendment”) is being filed to amend Items 2 and 5 of the Forms 8-K of Waste Services, Inc. (the “Company”, “we”, “us”, or “our”), successor to Capital Environmental Resource Inc. now known as Waste Services (CA), Inc., filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2004 and June 9, 2004 (the “Original Reports”), respectively. This Amendment does not reflect events occurring after the filing of the Original Reports and does not modify or update the disclosures therein in any way other than as required to reflect the restated financial statements.

Item 8.01 Other Events.

Acquisition of Florida Recycling Services, Inc. (“Florida Recycling”)

     In November 2003, we entered into a definitive agreement to acquire Florida Recycling from its stockholders. On April 30, 2004, we completed this acquisition for a purchase price of $98.5 million in cash, working capital of approximately $2.2 million subject to further adjustment and the issuance of 9,250,000 of our common shares. Florida Recycling’s operations are based in central Florida, primarily serving the Orlando, Daytona, Fort Myers and Tampa metropolitan areas.

     Following the acquisition, the performance of the operations of Florida Recycling was below our expectations and we conducted a review of Florida’s Recycling business in an effort to identify the factors contributing to the lower than expected level of performance. Based on the results of this review, it appeared that the 2003 financial statements of Florida Recycling, provided by the sellers, contained misstatements and could not be relied upon. As such, the historical financial statements of Florida Recycling have been restated. Based upon this restatement, we have revised the pro-forma financial statements using the restated Florida Recycling financial statements for the three months ended March 31, 2004 and for the year ended December 31, 2003.

     On September 24, 2004, we reached an agreement with the selling shareholders of Florida Recycling to adjust the purchase price paid for the shares of Florida Recycling whereby, the selling shareholders paid us $7.5 million in cash and returned 500,000 shares of our common stock. The cash and the shares received (valued at the quoted market price as of September 24, 2004), had a total value of approximately $8.6 million. In addition, we will receive title to a recycling and transfer facility in Orlando, Florida. The settlement is not reflected in this amendment of the Original Reports.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired

     The consolidated financial statements of Florida Recycling Services, Inc. and its subsidiary for the three months ended March 31, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001 (as restated), are incorporated herein by reference from Exhibit 99.2 and 99.3 to this Current Report.

(b) Pro Forma Financial Information.

     The unaudited pro forma condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2004 and for the twelve months ended December 31, 2003 (as revised) are incorporated herein by reference from Exhibit 99.1 to this Current Report.

(c) Exhibits.

23.1	Consent of Florida Recycling Services, Inc.’s Auditor – BDO Seidman, LLP

99.1	Unaudited pro forma condensed consolidated financial statements of Waste Services, Inc. as of and for the three months ended March 31, 2004 and unaudited pro forma Statement of Operations for the twelve months ended December 31, 2003 (as revised).

99.2	Consolidated financial statements of Florida Recycling Services, Inc. as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003, 2002 and 2001 (as restated).

99.3	Consolidated financial statements of Florida Recycling Services, Inc. as of March 31, 2004 (unaudited) and December 31, 2003 and for the three months ended March 31, 2004 and 2003 (unaudited) (as restated).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 8, 2005	WASTE SERVICES, INC. (Registrant)
	By:	/s/ Mark A. Pytosh
		Name:	Mark A. Pytosh
		Title:	Executive Vice President, and Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Florida Recycling Services, Inc.’s Auditor — BDO Seidman, LLP

99.1	Unaudited pro forma condensed consolidated financial statements of Waste Services, Inc. as of and for the three months ended March 31, 2004 and unaudited pro forma Statement of Operations for the twelve months ended December 31, 2003 (as revised).

99.2	Consolidated financial statements of Florida Recycling Services, Inc. as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003, 2002 and 2001 (as restated).

99.3	Consolidated financial statements of Florida Recycling Services, Inc. as of March 31, 2004 (unaudited) and December 31, 2003 and for the three months ended March 31, 2004 and 2003 (unaudited) (as restated).

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